Exhibit 10.3

JACOBS ENGINEERING GROUP INC.
RESTRICTED STOCK UNIT AGREEMENT
(Performance Shares - Net Earnings Growth)
This Agreement is executed as of this ____ day of __________ 20__ by and between JACOBS ENGINEERING GROUP INC. (the “Company”) and _________________ (“Employee”) pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Plan”). Unless the context clearly indicates otherwise, all terms defined in the Plan and used in this Agreement (whether or not capitalized) have the meanings as set forth in the Plan.

1.	Restricted Stock Units
Pursuant to the Plan, and in consideration for services rendered to the Company or Related Company or for their benefit, the Company hereby issues, as of the above date (the “Award Date”) to Employee an award of restricted stock units in accordance with Paragraph 13 of the Plan and the terms and conditions of this Agreement (the “Award”). The target number of restricted stock units Employee is eligible to earn under this Agreement is ______________ (the “Target Net Earnings Growth Restricted Stock Units”). Each restricted stock unit represents the right to receive one share of Jacobs Common Stock (subject to adjustment pursuant to the Plan) in accordance with the terms and subject to the conditions (including the vesting conditions) set forth in this Agreement and the Plan.

2.	Vesting, Distribution

(a)	The Award shall not be vested as of the Award Date and shall be forfeitable by Employee without consideration or compensation unless and until otherwise vested pursuant to the terms of this Agreement.

(b)	The number of restricted stock units earned under this Agreement shall be equal to the sum of the following (the “Earned Net Earnings Growth Restricted Stock Units”):

1.
An amount, not less than zero, equal to one-third of the Target Net Earnings Growth Restricted Stock Units multiplied by the Net Earnings Growth Performance Multiplier (as defined herein) determined based upon the growth in the Company's Net Earnings (as defined herein) over the period starting on the first day of the Company's third quarter of fiscal 2013 and ending on the last day of the Company's second quarter of fiscal 2014; plus

2.
An amount, not less than zero, equal to (A) two-thirds of the Target Net Earnings Growth Restricted Stock Units multiplied by the Net Earnings Growth Performance Multiplier determined based upon the average growth in the Company's Net Earnings over the period starting on the first day of the Company's third quarter of fiscal 2013 and ending on the last day of the Company's second quarter of fiscal 2015, minus (B) the amount determined pursuant to paragraph 2(d)(1) above; plus

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3.
An amount, not less than zero, equal to (A) the Target Net Earnings Growth Restricted Stock Units multiplied by the Net Earnings Growth Performance Multiplier determined based upon the average growth in the Company's Net Earnings over the period starting on the first day of the Company's third quarter of fiscal 2013 and ending on the last day of the Company's second quarter of fiscal 2016, minus (B) the amount determined pursuant to paragraphs 2(d)(1) and 2(d)(2) above.

The Net Earnings Growth Performance Multiplier for purposes of the above calculations will be determined by reference to the following table based upon the average growth in the Company's Net Earnings over the relevant fiscal periods:

Average Net Earnings Growth	Net Earnings Growth Performance Multiplier
Less than 5%	—
5%	50%
10%	100%
15%	150%
20% or greater	200%
If the Company's average growth in Net Earnings over the applicable fiscal periods is between 5% and 10%, 10% and 15%, or 15% and 20%, the Net Earnings Growth Performance Multiplier will be determined using straight line interpolation based on the actual average growth in Net Earnings.
For purposes of this Section 2(b), “Net Earnings” for any fiscal period means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with accounting principles generally accepted in the United States as adjusted, in the Committee's sole discretion, to eliminate the effects of charges for restructurings, discontinued operations, unusual, nonrecurring or extraordinary items and all items of gain, loss or expense determined to be unusual, nonrecurring or extraordinary in nature and not indicative of the Company's normal operations or related to the disposal of a segment of a business or related to a change in accounting principle; provided, however, if Employee is, at the relevant time, a “covered employee” (as defined under Section 162(m) of the Code), such adjustments shall be made by the Committee but only to the extent consistent with Section 162(m) of the Code.

(c)
After the Award Date, a number of restricted stock units equal to the Earned Net Earnings Growth Restricted Stock Units will become 100% vested (referred to as “Vested Units”) on the third anniversary of the Award Date (the “Maturity Date”), provided that Employee remains continuously employed by the Company or Related Company through such Maturity Date.

(d)
Notwithstanding anything herein to the contrary, in the event of a Change in Control, the number of Earned Net Earnings Growth Restricted Stock Units shall be determined as of the date such Change in Control is consummated, rather than the Maturity Date, with the number of Earned Net Earnings Growth Restricted Stock Units determined as set forth in Section 2(b) hereof, except that:

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(1) if the Change in Control occurs prior to March 31, 2014, the Net Earnings Growth Performance Multiplier will be 100%; and (2) if the Change in Control occurs upon or after March 31, 2014, the number of Earned Net Earnings Growth Restricted Stock Units will be determined pursuant to Section 2(b) based upon performance through the March 31 immediately preceding or coinciding with the date of the Change in Control, plus an additional number of restricted stock units, not less than zero, equal to (A) the Target Net Earnings Growth Restricted Stock Units multiplied by the Net Earnings Growth Performance Multiplier determined based upon the average annual growth in the Company's Net Earnings through the end of the last fiscal quarter completed on or prior to the date of the Change in Control, minus (B) the amount determined pursuant to Section 2(b) based upon performance through the March 31 immediately preceding or coinciding with the date of the Change in Control.
Following a Change in Control, except as otherwise set forth in the Plan (including Schedule B thereof), the Earned Net Earnings Growth Restricted Stock Units shall remain outstanding and subject to the terms and conditions of the Plan and this Agreement, including the vesting condition of continued employment through the Maturity Date.

(e)
Except as set forth in the Plan (including Schedule B thereof the terms of which shall apply to the Award), Employee has no rights, partial or otherwise in the Award and/or any shares of Jacobs Common Stock subject thereto unless and until the Award has been earned and vested pursuant to this Section 2.

(f)
Each Vested Unit shall be settled by the delivery of one share of Common Stock (subject to adjustment under the Plan). Settlement will occur as soon as practicable following certification by the Company of the number of Earned Net Earnings Growth Restricted Stock Units and passage of the Maturity Date (or, if earlier, the date the Award becomes vested pursuant to the terms of the Plan, including Schedule B thereof), but in no event later than 30 days following the Maturity Date (or such earlier date that the Award becomes vested). No fractional shares shall be issued pursuant to this Agreement.

(g)
Neither the Award, nor any interest therein nor shares of Jacobs Common Stock payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

3.Section 409A Compliance

Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Plan and this Agreement shall be construed or deemed to be amended as necessary to comply with the requirements of Section 409A of the Code, to avoid the imposition of any additional or accelerated taxes or other penalties under Section 409A of the Code. The Committee, in its sole discretion, shall determine the requirements of Section 409A of the Code applicable to the Plan and this Agreement and shall interpret the terms of each consistently therewith. Under no circumstances, however, shall the Company have any liability under the Plan or this Agreement for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan and/or

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this Agreement, including any taxes, penalties or interest imposed under Section 409A of the Code.

4.	Status of Participant

Employee shall have no rights as a stockholder (including, without limitation, any voting rights or rights to receive dividends with respect to the shares of Jacobs Common Stock subject to the Award) with respect to either the Award granted hereunder or the shares of Jacobs Common Stock underlying the Award, unless and until such shares are issued in respect of Vested Units, and then only to the extent of such issued shares.

5.	Nature of Award

In accepting the Award, Employee acknowledges, understands and agrees that:

(a)
The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
The Award of the restricted stock units hereunder is voluntary and occasional and does not create any contractual or other right to receive future Awards of restricted stock units, or any benefits in lieu of restricted stock units, even if restricted stock units have been awarded in the past;

(c)	All decisions with respect to future restricted stock unit or other awards, if any, will be at the sole discretion of the Company;

(d)
The Award and Employee's participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, or any Related Companies and shall not interfere with the ability of the Company, or any Related Company, as applicable, to terminate Employee's employment or service relationship (if any);

(e)
The Award and the shares of Jacobs Common Stock subject to the Award, the value of same, and any ultimate gain, loss, income or expense associated with the Award are not part of Employee's normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)
No claim or entitlement to compensation or damages shall arise from forfeiture of the Award for any reason, including forfeiture resulting from Employee ceasing to provide employment or other services to the Company or any Related Company (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any), and in consideration of the Award to which Employee is otherwise not entitled, Employee irrevocably agrees never to institute or allow to be instituted on his or her behalf any claim against the Company or any of its Related Companies, waives his or her ability, if any, to bring any such claim, and releases the Company and any Related Companies

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from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

6.Data Privacy

Employee understands that the Company and/or a Related Company may hold certain personal information about the Employee, including, but not limited to, Employee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Jacobs Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Jacobs Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Employee's favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee's personal data as described in this Agreement and any other Award materials by and among, as applicable, the Company and its Related Companies for the exclusive purpose of implementing, administering and managing Employee's participation in the Plan.
Employee understands that Data will be transferred to the Company's broker, administrative agents or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than Employee's country. Employee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Employee authorizes the Company, the Company's broker, administrative agents, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee's participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage Employee's participation in the Plan. The Employee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Employee understands that he or she is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke his or her consent, his or her employment status or service and career with Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Employee's consent is that the Company would not be able to grant restricted stock units or other equity awards or administer or maintain such awards. Therefore, Employee understands that refusing or withdrawing his or her consent may affect Employee's ability to participate in the Plan. For more information on the consequences of Employee's refusal to consent or withdrawal of consent, Employee understands that he or she may contact his or her local human resources representative.

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7.Payment of Withholding Taxes

The payment of withholding taxes, if any, due upon the settlement of the Award may, at the discretion of the Committee, be satisfied by instructing the Company to withhold from the shares of Jacobs Common Stock otherwise issuable upon settlement of the Award that number of shares having a total Fair Market Value equal to the amount of income and withholding taxes due as determined by the Company. Under no circumstances can the Company be required to withhold from the shares of Jacobs Common Stock that would otherwise be delivered to Employee upon the settlement of the Award a number of shares having a total Fair Market Value that exceeds the amount of withholding taxes due as determined by the Company at the time the Award vests. Employee acknowledges and agrees that the Company may delay the delivery of the shares of Jacobs Common Stock that would otherwise be delivered to Employee upon settlement of the Award until Employee has made arrangements satisfactory to the Company to satisfy any tax withholding obligations of Employee.
8.Services as Employee

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Employee's status as an employee at will who is subject to termination without cause, confers upon the Employee any right to remain employed by or in service to the Company, interferes in any way with the right of the Company at any time to terminate such employment or services, or affects the right of the Company to increase or decrease the Employee's other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Employee without his consent thereto.
9.Miscellaneous Provisions

This Agreement is governed in all respects by the Plan and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. Subject to the limitations of the Plan, the Company may, with the written consent of Employee, amend this Agreement. This Agreement shall be construed, administered and enforced according to the laws of the State of California.
10.Agreement of Employee

By signing below, Employee (1) agrees to the terms and conditions of this Agreement, (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto, and (3) appoints the officers of the Company as Employee's true and lawful attorney-in-fact, with full power of substitution in the premises, granting to each full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done, on behalf of Employee which, in the opinion of such attorney-in-fact, is necessary or prudent to effect the forfeiture of the Award to the Company, or the delivery of the Jacobs Common Stock to Employee, in accordance with the terms and conditions of this Agreement.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

By:

Craig L. Martin, President and CEO